Exhibit j(ii)(g) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K





                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 46 to Registration Statement No. 33-31602 on Form N-1A of our report dated September 8, 2000 relating to the financial statements of Government Obligations Fund, Government Obligations Tax-Managed Fund, Municipal Obligations Fund, Prime Obligations Fund, Prime Cash Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund and Treasury Obligations Fund, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

Boston, Massachusetts
September 26, 2000